UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 27, 2007
CALLIDUS SOFTWARE INC.
(Exact Name of Registrant
as Specified in Charter)

Delaware	000-50463	77-0438629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 W. Santa Clara Street, Suite 1500
San Jose, CA	95113
(Address of Principal Executive Offices)	(Zip Code)
(408) 808-6400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a -12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities
Item 8.01 Other Events
SIGNATURES

Item 2.05.     Costs Associated with Exit or Disposal Activities
     On November 27, 2007, the Board of Directors of Callidus Software Inc. (“Callidus”) approved a cost savings program to reduce the Callidus workforce by approximately 8% (the “Cost Savings Program”). Callidus expects to realize annualized savings in excess of $5 million and to record a charge of approximately $1,200,000 in the fourth quarter of 2007 in connection with severance and termination-related costs, most of which will be severance-related cash expenditures. The Cost Savings Program is expected be substantially completed in the fourth quarter of 2007 and will be completed in the first quarter of 2008.
     In addition to historical information, this Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause Callidus’ actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included in this Current Report on Form 8-K, including statements regarding Callidus’ future financial position and results, are forward-looking statements. All information set forth herein is current as of the date of this Current Report on Form 8-K. Callidus undertakes no duty to update any statement in light of new information or future events. For further information regarding risks and uncertainties associated with Callidus’ business, please refer to the “Risk Factors” section of Callidus’ SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.
Item 8.01     Other Events
     On November 27, 2007, Callidus announced that its Board of Directors had authorized a program for the repurchase of up to $10 million of its outstanding common stock (the “Repurchase Program”). Callidus intends to implement a Rule 10b5-1 plan that would allow it to repurchase shares of its common stock under the Repurchase Program at times when it would not ordinarily be in the market because of Company trading policies or when it is in possession of material non-public information.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLIDUS SOFTWARE INC.
Date:	November 28, 2007	By:	/s/ V. Holly Albert
			Name:	V. Holly Albert
			Title:	Senior Vice President, General Counsel and Secretary